UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2004

DIGITAL LIGHTWAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21669	95-4313013
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

15550 Lightwave Drive
Clearwater, Florida 33760
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (727) 442-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Optel Capital, LLC Proposed Financing and Debt Restructuring Term Sheet

On August 25, 2004, the board of directors of Digital Lightwave, Inc. (the “Company”) approved and ratified a term sheet (the “Term Sheet”) with Optel Capital, LLC to provide financing and to restructure the Company’s outstanding debt with Optel. The Term Sheet is non-binding and for discussion purposes only and is subject to the execution and delivery of definitive documents.

On August 26, 2004, the Company issued a press release announcing the Term Sheet.

The press release and the Term Sheet are attached to this Current Report on Form 8-K as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such documents.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

10.1	Non-Binding Term Sheet between Digital Lightwave, Inc. and Optel Capital, LLC.

99.1	Press Release dated August 26, 2004 announcing Revised Terms of Proposed Financing and Debt Restructuring between Digital Lightwave, Inc. and Optel Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date: August 26, 2004	By: /s/ James R. Green

James R. Green

Exhibit Index

Exhibit No.	Description

10.1	Non-Binding Term Sheet between Digital Lightwave, Inc. and Optel Capital, LLC.

99.1	Press Release dated August 26, 2004 announcing Revised Terms of Proposed Financing and Debt Restructuring between Digital Lightwave, Inc. and Optel Capital, LLC.